Exhibit 5.1

SSHT S&T Group Ltd.

46 Reeves Road

Pakuranga 2010

New Zealand

Re:	Registration Statement on Form S-1 for SSHT S&T Group, Ltd.

Ladies and Gentlemen:

We have acted as counsel to SSHT S&T Group Ltd., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering a resale registration of up to 100,000,000 shares of the Company’s common stock, par value $0.001, (the “Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Articles of Incorporation, as amended, and Bylaws, each as currently in effect, (c) the forms of the Company’s Articles of Incorporation and Bylaws filed as Exhibits 3.1 and 3.3, to the Registration Statement, respectively, each of which is to be in effect upon the effectiveness of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at the prevailing market price or in a privately negotiated transaction by the selling stockholders.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that at the time of the issuance and sale of the Shares: (i) the Company is validly existing and in good standing under the law of the State of Nevada, (ii) the Company has not amended its certificate of incorporation or bylaws, and (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Shares, (b) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (c) the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (d) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Nevada. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Sincerely,

/s/ JDT Legal, PLLC